Calculation of Filing Fee Tables
S-3
TRIO-TECH INTERNATIONAL
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 50,000,000.00	0.0001381	$ 6,905.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 50,000,000.00		$ 6,905.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 927.00
			Net Fee Due:						$ 5,978.00
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares of common stock to be offered or issued from stock splits, stock dividends or similar transaction. (2) This information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. (3) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. (4) On December 3, 2021, the Registrant filed a registration statement on Form S-3 (File No. 333-261485) (the "Prior Registration Statement"), to register securities with an aggregate maximum offering price of $10,000,000 (the "Offering"), and paid a registration fee of $927.00 in connection therewith. An aggregate of $10,000,000 of securities registered on the Prior Registration Statement were unsold as of the termination of the Offering. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee paid herewith by $927.00, which represents the portion of the registration fee previously paid with respect to $10,000,000 of unsold securities previously registered on the registration statement on the Prior Registration Statement. The total amount of the calculated registration fee before offsetting the registration fee previously paid is $7,655.00. Accordingly, $6,728.00 is paid with this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Trio-Tech International	S-3	333-261485	12/03/2021		$ 927.00	Unallocated (Universal) Shelf			$ 10,000,000.00
Fee Offset Sources	3	Trio-Tech International	S-3	333-261485		12/03/2021						$ 927.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On December 3, 2021, the Registrant filed a registration statement on Form S-3 (File No. 333-261485) (the "Prior Registration Statement"), to register securities with an aggregate maximum offering price of $10,000,000 (the "Offering"), and paid a registration fee of $927.00 in connection therewith. An aggregate of $10,000,000 of securities registered on the Prior Registration Statement were unsold as of the termination of the Offering. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee paid herewith by $927.00, which represents the portion of the registration fee previously paid with respect to $10,000,000 of unsold securities previously registered on the registration statement on the Prior Registration Statement. The total amount of the calculated registration fee before offsetting the registration fee previously paid is $7,655.00. Accordingly, $6,728.00 is paid with this Registration Statement.

Offset Note
[2]	(1) The Registrant's registration statement on Form S-3 (File No. 333-261485) was initially filed on December 3, 2021 and was declared effective on March 1, 2022, and was for a universal shelf which included such indeterminate number or amount, as the case may be, of common stock, warrants and/or units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant.

[3]	(1) The Registrant's registration statement on Form S-3 (File No. 333-261485) was initially filed on December 3, 2021 and was declared effective on March 1, 2022, and was for a universal shelf which included such indeterminate number or amount, as the case may be, of common stock, warrants and/or units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. (2) Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $927.00 (calculated at the fee rate in effect at the date of the Registrant's prior registration statement), which represents the portion of the registration fee previously paid with respect to $10,000,000 of unsold securities previously registered under the prior registration statement on Form S-3 (File No. 333-261485).

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A